Conestoga Capital Advisors, LLC
                                 Code of Ethics
                           (Effective April 17, 2002)


GENERAL PRINCIPLES:

It is the policy of Conestoga Capital Advisors, LLC ("CCA") that all partners employees and directors should act with integrity, competence, dignity and in an ethical manner when dealing with the public, clients, prospects, employers or fellow employees. It is the explicit policy of CCA that partners, employees and directors should at all times:

          o    place the interest of their clients first;

          o    conduct  all  personal   securities   transactions  in  a  manner
               consistent with the Code of Ethics,

          o avoid any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility, and

          o adhere to the fundamental standard that CCA personnel should not take inappropriate advantage of their positions.

GOVERNING STANDARDS

This Code of Ethics shall be governed by Rule 17j-1(a) of the Investment Company Act of 1940 and the Investment Company Institute's Guidelines on Personal Investing.

All partners, employees, and directors shall not commit the following in connection with the purchase or sale by such persons of a security "held or to be acquired"* by the adviser for any client portfolio or investment company portfolio: employ any device, scheme or artifice to defraud; make any untrue statements of a material fact or omit to state a material fact in order to make the statements made, in light of the circumstances under which they are made, misleading; engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client portfolio or investment company fund; or engage in any manipulative practice with respect to a client portfolio or investment company fund.

*A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a client portfolio or investment company fund, or (ii) is being or has been considered by Conestoga Capital as investment adviser for purchase. A purchase includes the writing of an option to purchase or sell.




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SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

Initial Public Offerings

Partners, employees, and directors are prohibited from acquiring any equity or equity-related securities in an initial public offering. Partners, employees, and directors are not prevented however from purchasing government issues, municipal bonds and other government guaranteed securities.

Private Placements

Portfolio managers and investment personnel shall, when purchasing securities in a private placement: obtain the prior written approval of a Chief Investment Officer or his delegate.

Disclose the investment when involved in any subsequent decision to invest in the issuer on behalf of any clients, and refer the decision to purchase securities of the issuer to the Chief Investment Officer or his delegate.

Blackout Periods

All partners, employees, and directors are prohibited from executing a securities transaction on a day when the adviser has a pending "buy" or "sell" order in the same security. Any profits realized on trades within the proscribed periods will be disgorged.

Short Term Trading Profits

All partners, employees, and directors are discouraged from profiting in the purchase and sale, or the sale and purchase, of the same (or equivalent) securities within 60 calendar days. Trading activity is monitored via the Pre-clearance of Personal Transactions Requirement (see below). Any profits realized on trades within the proscribed period that may pose a potential conflict of interest with the interest of the client will be disgorged.

Gifts

Partners, employees, and directors are prohibited from receiving any gift or other item with a value of more than $100 from any person or entity that does business with or on behalf of the adviser.

Service as Director

Employees are prohibited from serving on the Board of Directors of publicly traded companies, without prior written approval of Conestoga Capital Advisors' Board of Managers.



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DISCLOSURE AND REPORTING REQUIREMENTS

Pre-clearance of Personal Transactions

All partners, employees, and directors are required to pre-clear with the Chief Investment Officers or their delegate all transactions in securities in which the person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership to ensure that the Company is not trading in that security. A list of approved officers/delegates appears in Exhibit D.

In the event an officer/delegate questions the propriety of a trade request from
another   officer,   he/she   should   refer  the  question  to  a  third  party
officer/delegate for review.

Records of Securities Transactions

All partners, employees, and directors are required to direct their brokers to provide the Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts. Reportable transactions do not include securities issued or guaranteed by the United States Government or its agencies; banker's acceptances; bank certificates of deposit; commercial paper; and shares of registered open-end investment companies.

Disclosure of Personal Holdings

All partners, employees, and directors are required to disclose all personal securities holdings upon commencement of employment with periodic updates as required by Exhibits B and C.


Certification of Compliance with Code of Ethics

All partners, employees, and directors are required to certify annually that they have read and understand the Code of Ethics. They must further certify that they have complied with the requirements of the Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported.



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COMPLIANCE PROCEDURES

In order to provide Conestoga Capital Advisors with information to determine with reasonable assurance whether the provisions of the Code of Ethics are being observed by partners, employees, and directors:

The Compliance Officer shall notify each person of the reporting requirements of the Code of Ethics and shall deliver a copy of the Code to each person. Each person shall submit to the Compliance Officer on an annual basis, an Annual Certification of Compliance with the Code of Ethics as prescribed in Exhibit A. The annual certification shall be filed with the Compliance Officer within ten days after calendar year end. Each person shall submit to the Compliance Officer upon commencement of employment and thereafter on an annual basis, reports in the form prescribed in Exhibit B, Personal Securities Holdings. The annual report shall be filed with the Compliance Officer within twenty calendar days after year end.

Each person shall submit to the Compliance Officer on a quarterly basis reports in the form prescribed in Exhibit C. - Personal Securities Transactions. Quarterly reports shall be filed with the Compliance Officer within ten days of the end of the calendar quarter.

Decisions regarding pre-clearance of securities transactions for partners, employees, and directors shall be documented in writing by the Compliance Officer. Each person shall make arrangements with their broker to provide the Compliance Officer with copies of confirmations of all Personal Securities transactions and copies of periodic statements for all securities accounts.

The Compliance Officer shall report at least annually to the Board of Managers regarding company and employee compliance with this Code of Ethics and on any apparent violation of the reporting requirements.

The Board of Managers shall consider all reports submitted for review and shall determine whether any policies in the Code of Ethics have been violated, and what sanctions, if any, should be imposed. Further the Board of Managers shall review the operation of this policy at least annually or as dictated by any changes in applicable securities regulation.

This Code of Ethics,  a copy or each Personal  Securities  Holding  Report,  and
Personal Securities Transactions Report by parties covered in the Code, any written report prepared by the Compliance Officer, and lists of all persons required to make reports shall be preserved with Conestoga Capital Advisors, LLC. for the period required by Rule 17j-1 under the Investment Company Act of 1940.




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                                  EXHIBIT A


                       Conestoga Capital Advisors, LLC
                                Code of Ethics
                      Annual Certification of Compliance

                                 ------------
                                    (year)

As an employee or director of Conestoga Capital Advisors, LLC I certify that I have read and understand the company's Code of Ethics. I further certify that I have complied with the requirements of the Code and that I have disclosed or reported all personal securities holdings and/or transactions required to be reported by the Code.


Signature______________________________________      Date __________


Print Name  _________________




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                                  EXHIBIT B

                       Conestoga Capital Advisors, LLC
                          Personal Securities Report
              For the calendar year ending _____________________

As an employee or director of Conestoga Capital Advisors, LLC, I am disclosing the following information regarding my personal securities holdings to comply with the company's Code of Ethics. I further understand that the Code of Ethics does not require me to report (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities: (2) bankers acceptances;
(3) bank certificates of deposits; (4) commercial paper; (5) and shares of registered open-end investment companies.

                  CHECK ONE OF THE FOLLOWING:

[ ]       A.   I  certify  that I have  no  personal  securities  holdings  that require reporting for the year ending ____________

               Signature___________________       Date______________

               Print Name__________________

[ ]       B.   I certify that the following personal  securities  holdings which require reporting by me are accurate and complete for the year ending __________

               Security   Date of Transaction    Shares/Par amount  Bank/broker
               --------   -------------------    -----------------  -----------


               Signature___________________       Date______________

               Print Name__________________


[ ]       C.   I certify that the all personal securities holdings which require reporting by me have for the year ending _________________ been submitted by each of my brokers of record to the Compliance
               Department of Conestoga Capital Advisors.

               Signature___________________       Date______________

               Print Name__________________



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                                  EXHIBIT C

                       Conestoga Capital Advisors, LLC
                          Personal Securities Report
              For the calendar quarter ending __________________


As an employee or director of Conestoga Capital Advisors, LLC. I am disclosing the following information regarding my personal securities to comply with the company's Code of Ethics. I further understand that the Code of Ethics does not require me to report (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities: (2) bankers acceptances; (3) bank certificates of deposits; (4) commercial paper; (5) and shares of registered open-end investment companies.

                  CHECK ONE OF THE FOLLOWING:

[ ]       A.   I certify  that I have not made  purchases  or sales of  personal securities that require reporting for the calendar quarter ending
               ____________

               Signature___________________       Date______________

               Print Name__________________


[ ]       B.   I certify that the  following  personal  securities  transactions which require reporting by me are accurate and complete for the calendar quarter ending ______________.

               Security   Date of Transaction    Shares/Par amount  Bank/broker
               --------   -------------------    -----------------  -----------


               Signature___________________       Date______________

               Print Name__________________

[ ]       C.   I certify that the all  personal  securities  transactions  which
               require   reporting   by  me   have   for  the   quarter   ending
               _________________ have been executed by the trading desk at Conestoga Capital Advisors or are reported in "B" above.

               Signature___________________       Date______________

               Print Name__________________


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                                  EXHIBIT D

   List of Partners/Officers/Delegates Authorized to Approve Employee Trade
                                   Requests


William C. Martindale, Jr., Managing Partner (Chief Investment Officer)
W. Christopher Maxwell, Managing Partner (Compliance Officer)
Robert M. Mitchell, Managing Partner
Duane R. D'Orazio, Partner
*This authority is invested in whoever the incumbent is in this position.



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